                                                                   EXHIBIT 10.43

                           ONLINE PROGRAM AGREEMENT

     This Online Collaboration Agreement ("Agreement") is effective as of February 9, 1999 ("Effective Date"), by and between Muze Inc., a New York corporation with principal offices at 304 Hudson Street, New York, New York 10013 ("Muze"), and Liquid Audio, Inc., a California corporation with principal offices at 810 Winslow Street, Redwood City, California 94063 ("Liquid").

     WHEREAS, Liquid and Muze desire to collaborate in order to encode sound clips and related content and to provide online services with such encoded sound clips linked to Muze database information as set forth herein and on Exhibit A attached hereto and hereby incorporated herein (the "Online Program");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.  Online Program.
    ---------------

     1.1   Cooperative Efforts. Each party shall use commercially reasonable
           ---------------------
efforts to develop, market, and otherwise further the Online Program. Each party shall cooperate with and assist the other party in all aspects of the Online Program. The Online Program shall commence on the Effective Date and shall continue for the duration of the Term of this Agreement, unless the parties mutually agree to terminate this Agreement.

     1.2  Encoding and Technical Responsibilities. Liquid and Muze will jointly
          ---------------------------------------
undertake the encoding of music samples matched to the Muze database ("Linked Sound Clips"), which will be encoded using the Liquid file format. The parties contemplate that the Linked Sound Clips will generally be thirty (30) seconds long, except with respect to jazz and classical music, for which the Linked Sound Clips will generally be sixty (60) seconds long. Liquid will develop and operate the server infrastructure to host and serve the Linked Sound Clips to Online Merchants pursuant to the Online Program. The parties specific responsibilities are set forth in Exhibit A.

     1.3   Online Merchants Program. Liquid and Muze will jointly collaborate to
           --------------------------
develop the Online Program. Each party will use reasonable commercial efforts to promote and market the Online Program to online retailers, record labels and other sound recording owners, portals, online service providers, and related third parties (together, "Online Merchants"). Both parties will work to sign up Online Program participants and execute appropriate customer agreements with Online Merchants.

     1.4   Customer Contacts. The parties will determine in advance which party,
           ------------------
if any, is to serve as the primary contact for servicing Online Program customer relationships with the Online Merchants, and in each case the secondary contact, if requested, shall refer all Online Program

                                       1
* Some Material in this Exhibit have been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

customer relationship issues to the primary contact and otherwise cooperate with the primary contact in serving the customer relationship. If neither party has been determined to be the primary contact, the parties will co-market and co-administer the Online Program and will ensure that each party is fully informed and included as reasonably appropriate in customer relationships that are formed.

     1.5  Online Program Revenue and Expenses. The development of the Online
          -----------------------------------
Program shall include documentation of the parties' agreement with respect to the treatment of revenue and expenses associated with the Online Program, including the matters already agreed to and set forth in Exhibit A and the process by which each of Liquid and Muze will recoup expenses against any revenues generated from providing the Linked Sound Clips to the Online Merchants pursuant to the Online Program. All further documentation of the parties' agreement on these subjects shall be mutually agreed to in writing, signed and attached to this Agreement as a part of Exhibit A. Any agreement to share expenses or revenues from any source other than as expressly set forth in Exhibit A shall not be effective unless set forth in writing and signed by both parties. Further details for Exhibit A will be developed pursuant to the progress review meeting process set forth in Section 2.1 below, or as otherwise agreed between the parties.

     1.6  Revenue Exclusions. [***]
          -------------------

2.  Progress and Technical Reporting and Review; Limited Exclusivity of
    -------------------------------------------------------------------
Arrangement.
------------

     2.1   Progress Review Meetings. The parties shall, at the senior management
           ------------------------
level, review the overall progress of the Online Program no less frequently than monthly. In addition to those set forth in Exhibit A, the parties may agree upon milestones for the various phases of the Online Program, and each party shall use reasonable commercial efforts to achieve all milestones and devote appropriate resources and a high-level of priority to the Online Program. The parties acknowledge that certain details of the development, commercialization, and administration of the Program and other aspects of the Online Program cannot yet be anticipated. However, any procedures that depart from the allocation of rights and responsibilities set forth in this Agreement, including Exhibit A, shall be implemented only by a signed, written amendment of this Agreement.

                                       2
* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     2.2   Technical Review Meetings. The parties shall, at a technical
           -------------------------
management level (senior engineer or higher), review progress of technical aspects of the Online Program and report their results to each other in a format and at intervals to be mutually agreed in writing.

     2.3   Limited Exclusivity of Arrangement. During the term hereof, neither
                   --------------------------
party shall operate a service substantially the same as the Online Program. Other than as expressly set forth in the immediately preceding sentence, neither party shall be precluded from entering into any similar agreement, program, alliance, collaboration, or licensing scheme with any third party or parties regarding the subject matter of this Agreement. For the avoidance of doubt, Muze shall be permitted to license its music database to third parties, including links to sound clips that are not Linked Sound Clips, and Liquid shall be permitted to encode sound clips and create links to music databases that are not Muze databases.

3.  Intellectual Property Rights and Ownership.
    -------------------------------------------

     3.1   Trademark Rights. Each party grants the other party the right to use
           ----------------
its trade name and logos solely in promoting and administering the Programs. Each party covenants with the other that it will in such activities uphold the high standards of quality and customer service associated with the other's trade names and adhere to the reasonable trademark guidelines of the other party. Any breach of this covenant shall be deemed a material breach of this Agreement, and the parties acknowledge that such breaches may also entitle the aggrieved party to injunctive relief. All other trademarks and branding developed for use in connection with the Online Program shall be owned as the parties shall agree, such agreement to be included in this Agreement as an attachment.

     3.2   Independent Development and Ownership. Each party shall retain
           -------------------------------------
ownership and control of its pre-existing intellectual property rights, lines of business, and customers. Each party shall retain ownership of independently developed intellectual property rights (i.e., developments created without use of the other parties' intellectual property, including Confidential Information) during the term of this Agreement. There shall be no joint development of intellectual property rights under this Agreement unless expressly agreed to in writing by the parties describing the joint development project and the terms relating thereto.

     3.3   Rights to Linked Sound Clips and Cross-License Among Parties. During
           ------------------------------------------------------------
the term of this Agreement, each party may retain and use a copy of the Linked Sound Clips library for use only in conjunction with the Online Program. In addition, Muze grants to Liquid a royalty-free, nonexclusive license to use the Muze music database content in connection with the Online Program. Liquid grams to Muze a royalty-free, nonexclusive license to use its encoding, file, server, and delivery technology in connection with the Online Program. Such licenses shall be extended on commercially reasonable terms upon termination or expiration of this Agreement. Upon termination or expiration of this Agreement, each party may retain a copy of the Linked Sound Clips library for any and all purposes, with no duty to account to the other party. Except as expressly set forth in this Agreement, no other rights or licenses are granted or implied hereunder.

4.  Term and Termination.
    ---------------------

     4.1   Term. The term of this Agreement shall be for two (2) years from the
           ----
Effective Date. This Agreement shall be renewed automatically for up to five successive one-year periods unless either party notifies the other of its desire to avoid such automatic renewal at least sixty (60) days prior to the end of the term or any successive term.

     4.2  Termination. Either party may terminate this Agreement for material
          -----------
breach by the other party that remains uncured for more than thirty (30) days after written notice specifying the breach. Either party may terminate this Agreement upon written notice to the other party in the event of termination for default by the other party of any other agreement between the parties. Any party may terminate this Agreement upon written notice in the event that a voluntary or involuntary petition in bankruptcy is filed by or against any party, or any party makes an assignment for the benefit of creditors or is involved in any other insolvency proceedings.

     4.3  Effect of Termination. During the term of this Agreement and after
          ---------------------
termination or expiration of this Agreement, all rights to receive Linked Sound Clips granted to third parties pursuant to the Online Program shall continue in effect according to the terms of the agreement governing such services. Upon termination or expiration of this Agreement: (i) each party shall retain its copy of the Linked Sound Clips library, the assets allocated to each as may have been agreed pursuant to Exhibit A, and all pre-existing rights; (ii) the parties shall settle any revenue or expense sharing issues, as well as any asset allocation issues (except for the Linked Sound Clips library, which may be retained by both parties), as soon as practicable after such termination or expiration, but in any event within ninety (90) days thereof; and (iii) if requested by Muze, Liquid shall continue to host the Linked Sound Clips for a period not to exceed ninety (90) days, as well as assist Muze during such period in effecting a transfer (or replication, if applicable) of hosting and related operations from Liquid (or the hosting service provider then in place) to Muze (or Muze's designated hosting service provider), on commercially reasonable terms. All rights and obligations that do not by their terms survive this Agreement shall terminate.

5.  Confidential Information.
    -------------------------

     5.1   Confidential Information. During the Online Program and in the
           ------------------------
development, commercialization, and operation of the Programs relating thereto, the parties will have access to certain of each other's proprietary and confidential information and materials, including, but not limited to, marketing plans, strategies, software and/or hardware design, and other information and materials developed by the parties or for them by third parties. Such information shall be designated in writing as confidential, or if orally disclosed, confirmed in writing as confidential within thirty (30) days of disclosure ("Confidential Information").

     5.2   Confidentiality Obligations. Nothing contained in this Agreement
           ---------------------------
shall grant any party rights to use any such Confidential Information of the other parties in any manner except in the performance of this Agreement (i.e., in connection with the Online Program). Each party shall use at least a reasonable degree of care in protecting the other party's Confidential Information.

Neither party shall disclose to any third party or make public in any manner any Confidential Information of the other party without the prior written consent of that party. Upon the expiration or prior termination of this Agreement, each party shall return all Confidential Information of the other party in that party's possession including all copies thereof, and shall continue to keep all Confidential Information confidential.

     5.3   Injunctive Relief. The parties acknowledge that breach of these
           -----------------
confidentiality obligations may cause irreparable harm and that a non-breaching party may be entitled to temporary restraint and/or injunctive relief to prevent or limit any breach by the other party. In any such proceeding for injunctive relief, no bond shall be required.

     5.4  Exceptions. These obligations shall not apply to Confidential
          ----------
Information: (a) in the public domain (now or hereafter, unless through fault of the party against whom enforcement of this provision is sought), (b) rightfully disclosed to a party by a third party without obligation of confidentiality, (c) required to be disclosed pursuant to a court order or other government requirement, provided that the disclosing party is given reasonable opportunity to seek a protective order or confidential treatment, or (d) independently developed by the receiving party, as evidenced by that party's business records.

6.  Indemnification.
    ----------------

     6.1  Indemnification Obligations. Each party agrees to indemnify the other
          ---------------------------
party against claims by third parties arising out of the negligence or other tortious conduct of such party or its employees or agents in performing under this Agreement. The indemnitor shall have the right and obligation to conduct the defense of any such claim, subject to: (a) the indemnitee's reasonable right to participate, (b) the indemnitee's full cooperation in the defense, and (c) the indemnitee's approval of any settlement that purports to bind it to a term or condition that is not the payment of money damages (which shall be paid by the indemnitor), which approval shall not be unreasonably withheld. If relevant, the indemnitor shall resolve any material restriction on the indemnitee's exercise of any rights licensed by the indemnitor, at the indemnitor's expense, by (a) obtaining the necessary license from the third party or (b) providing a non-infringing substitute or work-around to the indemnitee.

7.  Miscellaneous Provisions.
    -------------------------

     7.1   Independent Contractors. The parties are independent contractors and
           -----------------------
nothing contained in this Agreement shall be construed to create a relationship of agent and principal, partners, joint venturers, or employer and employee.

     7.2   Assignment. This Agreement may not be assigned without the prior,
           ----------
written consent of the other party, which shall not be unreasonably withheld, except no consent shall be required for assignments to any party that acquires or succeeds to all or substantially all of the assigning party's business or assets.

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

     7.3   Governing Law. This Agreement shall be governed by the law of the
           -------------
State of California applicable to contracts made and to be performed in the State of California, without reference to the conflicts of laws principles thereof.

     7.4   Non-Solicitation. During the term of this Agreement and for a period
           ----------------
of one year thereafter, neither party shall solicit for employment, the personnel of the other party without that party's written consent.

     7.5   Entire Agreement. This Agreement is the entire agreement of the
           ----------------
parties hereto with respect to the subject matter hereof and shall not be modified or amended except in writing signed by all parties.

     7.6   Limitation of Liability. Other than as may arise from willful
           -----------------------
misconduct, in no event shall any party be liable for any consequential, incidental, indirect or special damages arising out of or related to this Agreement or its termination, including without limitation lost data or lost profits, regardless of whether such party has been advised of the possibility of such damages and notwithstanding the failure of essential purpose of any limited remedy. All software and services are provided on an as-is basis without warranty, express or implied.

     IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date first written above.

MUZE INC.                               LIQUID AUDIO, INC.


By: /s/ Anthony Laudico                 By: /s/ Gerry Kearby
   --------------------------              --------------------------
     Anthony Laudico                       Gerry Kearby
     Chief Executive Officer               Chief Executive Officer

                                   EXHIBIT A
                                   ---------


               Online Program, Revenue, & Expense Sharing Points

Revenue and Expense Sharing:
----------------------------

 .    Each party initially bears expenses associated with its responsibilities under the Online Program

 .    Each party to share Online Program gross revenues equally

 .    Each party to account to the other and share Online Program expenses equally

     . Allocation of expenses to the Online Program to be determined according to agreed-upon guidelines, to be attached to this Exhibit A; parties each to use separate cost accounting for the Online Program

        [***]

     . Capital costs to be allocated, rather than shared, if accounting and/or tax advantages dictate, as parties may agree

     .  Original CDs to reside at Muze's facility (copies at Liquid's facility)

Parties' Specific Responsibilities: Each party will assist the other in
----------------------------------
performing its primary responsibilities and the parties will work together to find the most time- and cost-effective means of developing and promoting the Program


                    Muze                                                        Liquid Audio

[***]



Timelines/Deliverables:
-----------------------

 . Muze to provide CDs at an ongoing rate sufficient to permit Liquid to meet all encoding deadlines

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                    [***]

 .  Parties to agree on expense sharing accounting guidelines in first Progress
   Review Meeting or by February 19, 1999, whichever comes first

Technical Details
-----------------

 .  Encoding to be AAC for 28.8 kbps and ISDN streaming rates

 . Separate MP3 encoded files for 64 kbps streaming rate for use outside the Program by Muze (for in-store listening systems)

Product Offerings  (Planned and potential)
-----------------

 .  Standard Online Program Linked Sound Clip hosting service

 .  Data mining services (with respect to Linked Sound Clips only)

 . Only if necessary for competitive masons, a server and Linked Sound Clips library product (not service)

 . Linked Sound Clips library (AAC or MP3) for use in physical retail or similar environments with listening systems not equipped for interactive audio streaming (this product to be offered by Muze only)

Territory
---------

                                    [***]

Branding
--------

 .  All Liquid file format players distributed in conjunction with the online
   Program shall contain both Liquid and Muze Branding, in a format to be agreed upon during the Progress Review Meetings.


* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed seperately with the Securities and Exchange Commission.